                                                                    Exhibit 10.3

                                 October 5, 2004

Mr. Nathaniel A. Gregory
C/o Capricorn Management LLC
30 East Elm Street
Greenwich, CT 06830

Dear Nat:

Reference is made to the Separation Agreement dated July 28, 2004 between NATCO Group Inc. and you. Capitalized terms used but not defined in this letter are used as defined in the Separation Agreement.

Section 4(c) of the Separation Agreement provides in part that Individual shall be entitled to receive the bonus otherwise payable to him under the Company's 2004 Bonus Plan, based on his period of employment during 2004 and that the financial component of Individual's bonus shall be based on the period January 1, 2004 through the Separation Date, shall be determined by the Board on or prior to October 7, 2004, and shall be payable to Individual on that date. The Parties acknowledge and agree that an October 7 date for payment of this portion of Individual's bonus will not permit sufficient time to review and calculate the payment, and that the portion of the payment due on October 7 that relates to the financial portion of the 2004 bonus payable to Individual shall not be due and payable until November 7, 2004.

Nothing in this letter alters any other provision of the Separation Agreement, including but not limited to the Company's obligation to pay to Individual on or before October 7, 2004, cash in the amount of $989,389.25, subject to all required payroll, income and other tax withholdings and all other required deductions, but the Company will use reasonable efforts, consistent with applicable law, to minimize the amount of withholding, which remains in full force and effect.

Please signify your agreement with the terms of this letter by signing below and returning a copy to the undersigned by fax to 713-812-6654.

                                                Sincerely yours,

                                                /s/ John U. Clarke

                                                John U. Clarke
                                                Chairman and Interim Chief
                                                Executive Officer

Accepted and agreed, this __ day of
October 2004:

/s/ Nathaniel A. Gregory

Nathaniel A. Gregory